Exhibit 99.1

Healthpeak Properties Provides Strategic Initiatives Update and Reports Fourth Quarter 2025 Results
DENVER, February 2, 2026 - Healthpeak Properties, Inc. (NYSE: DOC), a leading owner, operator, and developer of real estate for healthcare discovery and delivery, today provided a strategic initiatives update and announced results for the quarter ended December 31, 2025.
STRATEGIC INITIATIVES AND COMMENTARY
–We recently announced the formation and planned initial public offering ("IPO") of Janus Living, Inc., a real estate investment trust (“REIT”) dedicated to senior housing. Given its relative scale within Healthpeak, the public markets have had difficulty properly valuing our senior housing portfolio and platform. The IPO is intended to enable Healthpeak to unlock value immediately, and leverage our industry expertise and relationships. Healthpeak will have strong alignment through stock ownership of Janus Living.
–We are capitalizing on strong private market demand for outpatient medical real estate by selling fully stabilized assets and recycling capital into higher growth opportunities, including highly strategic life science campuses in our core submarkets at what we believe is an attractive investment basis. We are well underway on our opportunistic capital recycling plan, including $1 billion of asset sales, recapitalizations, and loan repayments in 2026. These potential transactions would provide further flexibility to recycle capital into highly pre-leased outpatient medical developments at higher returns, acquire assets with significant upside, and/or repurchase shares.
–Our technology innovation initiatives are focused on automation, superior and faster decision-making, and better servicing our clients. We recently welcomed Omkar Joshi as Head of Enterprise Innovation to lead Healthpeak’s technology, automation, and data initiatives and oversee the continued rollout of our agentic operating system to improve performance across the back office and tenant experience.
–Our earnings guidance for 2026 reflects the life science environment over the past several years, which peaked in intensity in the first half of 2025. We believe improvement in biopharma M&A and capital markets activity that started in Fall 2025 has continued into early 2026, new deliveries are minimal, and certain life science buildings are pivoting to alternative uses. This backdrop supports our view that life science real estate fundamentals are at or near an inflection point, while continuing to acknowledge that a full recovery will take time.
FOURTH QUARTER 2025 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS
–Net income of $0.16 per share, Nareit FFO of $0.47 per share, FFO as Adjusted of $0.47 per share, AFFO of $0.40 per share, and Total Merger-Combined Same-Store Cash (Adjusted) NOI growth of +3.9%
–On January 4, 2026, Healthpeak's Board of Directors declared a monthly common stock cash dividend of $0.10167 per share for each of January, February, and March of 2026, representing cash dividends totaling $0.305 per share for the first quarter, and an annualized dividend amount of $1.22 per share
–Fourth quarter new and renewal lease executions totaled 2.1 million square feet:
•Outpatient Medical new lease executions totaled 288,000 square feet and renewal lease executions totaled 1.5 million square feet, with +4.4% cash releasing spreads on renewals
◦Subsequent to the fourth quarter, and through February 2, 2026, executed approximately 910,000 square feet of Outpatient Medical leases and signed letters of intent ("LOI")
•Lab new lease executions totaled 261,000 square feet and renewal lease executions totaled 72,000 square feet, with renewals averaging an 84-month term, $0.11 per square foot per year average tenant improvements, and -1.7% cash releasing spreads on renewals
◦Subsequent to the fourth quarter, and through February 2, 2026, executed approximately 100,000 square feet of Lab leases and signed LOIs
–Life Plan fourth quarter year-over-year and sequential Merger-Combined Same-Store Cash (Adjusted) NOI growth of +16.7% and +15.4%, respectively
–Acquired a 1.4 million square foot campus in South San Francisco for $600 million

–Acquired the remaining 46.5% joint venture partner’s interest in a 19-community senior housing portfolio for $314 million and entered into a purchase and sale agreement ("PSA") or LOI for an additional $360 million of senior housing acquisitions
–Closed on $325 million of outpatient medical sales and received loan repayments totaling $24 million in the fourth quarter 2025
–In January 2026, executed an LOI for the recapitalization and sale of an 80% joint venture interest in a six-property outpatient medical portfolio with a gross valuation of $212 million, which is expected to generate proceeds of approximately $170 million
–Net Debt to Adjusted EBITDAre was 5.2x for the quarter ended December 31, 2025
FULL YEAR 2025 HIGHLIGHTS
–Net income of $0.10 per share, Nareit FFO of $1.81 per share, FFO as Adjusted of $1.84 per share, AFFO of $1.69 per share, and Total Merger-Combined Same-Store Cash (Adjusted) NOI growth of +4.0%
–Outpatient Medical new lease executions totaled a record 1 million square feet and renewal lease executions totaled 3.9 million square feet with 79% retention and +5.0% cash releasing spreads on renewals
–Lab new lease executions totaled 562,000 square feet and renewal lease executions totaled 889,000 square feet with 72% retention and +5.0% cash releasing spreads on renewals
–Life Plan full year Merger-Combined Same-Store Cash (Adjusted) NOI growth of +12.6% and record high non-refundable entry fee cash collections of $153 million
•2025 marked Healthpeak's fourth consecutive year of record non-refundable entry fee cash collections
–Asset sales and loan repayments totaling $511 million
–2025 sustainability and responsible business recognitions include:
•Obtained 6 new LEED certifications, 14 new ENERGY STAR certifications, 135 ENERGY STAR recertifications, and 13 ENERGY STAR NextGen certifications in 2025
•Received a Green Star rating from the Global Real Estate Sustainability Benchmark (“GRESB”)
•Named to Newsweek’s America’s Most Responsible Companies list for the seventh consecutive year
•Named a constituent S&P Global North America Dow Jones Sustainability Index for the twelfth consecutive year and named a constituent in the S&P Global Dow Jones Sustainability World Index for the fifth time
•Named to the S&P Global Sustainability Yearbook for the tenth consecutive year
To learn more about Healthpeak's commitment to responsible business and view our Corporate Impact Report, please visit www.healthpeak.com/corporate-impact.

FOURTH QUARTER COMPARISON

	Three Months Ended December 31, 2025		Three Months Ended December 31, 2024
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Diluted Net income (loss) applicable to common shares	$113,848	$0.16	$4,400	$0.01
Diluted Nareit FFO applicable to common shares	333,105	0.47	311,396	0.44
Diluted FFO as Adjusted applicable to common shares	331,713	0.47	329,264	0.46
Diluted AFFO applicable to common shares	284,130	0.40	311,923	0.44

FULL YEAR COMPARISON

	Year Ended December 31, 2025		Year Ended December 31, 2024
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Diluted Net income (loss) applicable to common shares	$70,513	$0.10	$242,491	$0.36
Diluted Nareit FFO applicable to common shares	1,287,192	1.81	1,108,941	1.61
Diluted FFO as Adjusted applicable to common shares	1,310,448	1.84	1,247,929	1.81
Diluted AFFO applicable to common shares	1,201,778	1.69	1,156,876	1.68

MERGER-COMBINED SAME-STORE ("SS") OPERATING SUMMARY
The table below outlines the year-over-year three-month and full year total Merger-Combined SS Cash (Adjusted) NOI growth.

Year-Over-Year Total Merger-Combined SS Cash (Adjusted) NOI Growth
	Three Month		Full Year
	SS Growth %	% of SS	SS Growth %	% of SS
Outpatient Medical	4.1%	54.1%	3.9%	54.8%
Lab	(0.3%)	33.9%	1.5%	34.1%
Life Plan	16.7%	12.0%	12.6%	11.1%
Total Merger-Combined SS Cash (Adjusted) NOI	3.9%	100.0%	4.0%	100.0%
Nareit FFO, FFO as Adjusted, AFFO, Total Merger-Combined Same-Store Cash (Adjusted) NOI, and Net Debt to Adjusted EBITDAre are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance and financial position of real estate investment trusts. See "December 31, 2025 Discussion and Reconciliation of Non-GAAP Financial Measures" for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP, available in the Investor Relations section of our website at http://ir.healthpeak.com/quarterly-results. See also the "Funds From Operations" and "Adjusted Funds From Operations" sections of this release for additional information.

DIVIDEND
On January 4, 2026, Healthpeak's Board of Directors declared a monthly common stock cash dividend of $0.10167 per share for each of January, February, and March of 2026, representing cash dividends totaling $0.305 per share for the first quarter, and an annualized dividend amount of $1.22 per share. The dividend is payable on the payment dates set forth in the table below to stockholders of record as of the close of business on the corresponding record date.

Record Date	Payment Date	Amount
January 16, 2026	January 30, 2026	$0.10167 per common share
February 13, 2026	February 27, 2026	$0.10167 per common share
March 17, 2026	March 31, 2026	$0.10167 per common share
SENIOR HOUSING ACQUISITIONS
In December 2025, Healthpeak assembled an approximately $675 million pipeline of senior housing investments. In January 2026, Healthpeak closed on the buyout of its joint venture partner's share of a portfolio totaling approximately $314 million. The remaining approximately $360 million acquisition pipeline is anticipated to close during the first quarter 2026. Healthpeak is targeting 8% to 9% cash NOI yields upon stabilization across these investments. No assurance can be given that such cash NOI yields ranges will be achieved.
JOINT VENTURE BUYOUT
In January 2026, Healthpeak acquired its joint venture partner’s 46.5% interest in a previously unconsolidated joint venture that held a portfolio of 19 senior housing communities for approximately $314 million. The portfolio is concentrated in high-growth markets, including Houston and Denver, and comprises 3,355 units, with independent living units representing approximately 73% of the total units. Occupancy in the portfolio was 81.7% as of the fourth quarter of 2025.
Healthpeak now has full decision-making control of the portfolio and has reached management transition agreements with Pegasus Senior Living and Ciel Senior Living. The new contracts include strong alignment through performance incentives. Healthpeak believes these operator transitions will position the properties to capture embedded occupancy and NOI growth from improved operational performance.
$360 MILLION ACQUISITION PIPELINE
Healthpeak entered into a PSA for a two-building senior housing portfolio in the Atlanta MSA, and is also under LOI on a three-building senior housing portfolio in the Orlando MSA. The projects represent over 700 units on a combined basis and will be operated by leading operators well known to Healthpeak under management contracts with strong alignment.
GATEWAY CROSSING CAMPUS ACQUISITION
As previously announced, in December 2025 and January 2026, Healthpeak closed on the acquisition of Gateway Crossing, a 1.4-million square foot campus on 29 acres located on Gateway Boulevard in South San Francisco for a total of $600 million, representing a low-6% going-in yield.
The seven-building campus is 63% occupied and includes a 15,000-square foot amenity building, along with additional density potential that could support lab, office, or mixed-use development over time. The acquisition deepens and expands Healthpeak’s tenant relationships within the submarket. Healthpeak’s footprint in South San Francisco now totals approximately 6.5 million square feet across 210 acres, further solidifying its leadership position in one of the world’s most dynamic biopharma submarkets.
DISPOSITIONS AND LOAN REPAYMENTS
DISPOSITIONS
In January 2026, Healthpeak executed an LOI for the recapitalization and sale of an 80% joint venture interest in a six-property outpatient medical portfolio with a gross valuation of $212 million, which is expected to generate proceeds of approximately $170 million.
In January 2026, Healthpeak closed on a previously disclosed sale of a leasehold interest in a four-building, 239,000 square foot lab campus in Salt Lake City, Utah as part of a contractual purchase option with the ground lessor. The purchase price was approximately $68 million, representing a cash capitalization rate of approximately 11%.
As previously disclosed, during the fourth quarter of 2025, Healthpeak closed on 834,000 square feet of outpatient medical dispositions for approximately $325 million, representing a low-6% cash capitalization rate.
LOAN REPAYMENTS
During the fourth quarter of 2025, Healthpeak received loan repayments of $24 million at a blended interest rate of 8.2%, bringing total 2025 loan repayments to $150 million at a blended interest rate of 9.9%.
PLATFORM ENHANCEMENTS
Over the past year, Healthpeak has continued to strengthen its platform with key leadership additions across enterprise innovation, finance, legal, life science, and transactions.
•Omkar Joshi joined Healthpeak in January 2026 as Head of Enterprise Innovation. Mr. Joshi joins Healthpeak from Palantir Technologies, where he spent a decade deploying operational AI for enterprise and public-sector clients and leading data-driven strategy, analytics, and technology-enabled transformation. Most recently, Mr. Joshi led Palantir’s Real Estate solutions for both private and public institutional investors.
•Jonathan Hughes, CFA, joined Healthpeak in January 2026 as Senior Vice President to lead finance and investor relations activities related to our senior housing portfolio. Mr. Hughes brings 16 years of capital markets experience, most recently covering REITs at Raymond James.
•Jeff Miller rejoined Healthpeak in January 2026 as Senior Vice President – General Counsel to lead legal activities related to our senior housing portfolio. Mr. Miller brings decades of healthcare REIT experience, including eight years at Healthpeak as General Counsel and Head of Senior Housing.
•Austin Lee rejoined Healthpeak in 2026 as Vice President – Investments, with a focus on Senior Housing investments. Mr. Lee returns to Healthpeak following work in real estate private equity where he focused on senior housing acquisitions, asset management, and business development.
•Denis Sullivan joined Healthpeak in August 2025 as Managing Director – Lab Investments and San Diego Market Lead. Mr. Sullivan brings two decades of life science real estate leadership, with experience spanning investments, operations, and capital strategy having served as CIO / CFO at BioMed Realty.
•Claire Donegan Brown joined Healthpeak in January 2025 as Senior Vice President, assuming leadership of the company’s Boston lab portfolio. Ms. Brown brings 13 years of experience in leasing, development, and asset management within the Boston market, including prior roles at BXP, a publicly traded REIT, and Greatland Realty Partners, an owner and developer of lab real estate in Boston.
BALANCE SHEET
In January 2026, Healthpeak repaid $103 million of senior housing secured mortgage debt. Following the repayment, Healthpeak's senior housing portfolio is unencumbered.
JANUS LIVING
On January 7, 2026, Healthpeak announced the formation and planned IPO of Janus Living, Inc. a REIT dedicated to senior housing. Additionally, on January 7, 2026, Healthpeak also announced it confidentially submitted a draft registration statement on Form S-11 to the United States Securities and Exchange Commission (“SEC”) in December 2025 related to the proposed Janus Living IPO.
Healthpeak expects to complete the IPO in the first half of 2026, subject to market conditions, receipt of regulatory approvals, completion of the related financings, completion of the SEC’s review, and other customary conditions.
An investor presentation regarding the transaction can be found on the Investor Relations section of Healthpeak’s website, ir.healthpeak.com
2026 GUIDANCE
For the full year 2026, we have established the following guidance ranges:
•Diluted earnings per common share from $0.34 – $0.38
•Diluted Nareit FFO per share of $1.70 – $1.74
•Diluted FFO as Adjusted per share of $1.70 – $1.74
•Total Merger-Combined Same-Store Cash (Adjusted) NOI growth of (1%) – 1%
These estimates are based on our current view of existing market conditions, transaction timing, and other assumptions for the year ending December 31, 2026. For additional details and assumptions, please see page 13 in our corresponding Supplemental Report and the Discussion and Reconciliation of Non-GAAP Financial Measures, both of which are available in the Investor Relations section of our website at http://ir.healthpeak.com.

CONFERENCE CALL INFORMATION
Healthpeak has scheduled a conference call and webcast for Tuesday, February 3, 2026, at 8:00 a.m. Mountain Time.
The conference call can be accessed in the following ways:
•Healthpeak’s website: https://ir.healthpeak.com/news-events
•Webcast: https://events.q4inc.com/attendee/580523964. Joining via webcast is recommended for those who will not be asking questions.
•Telephone: The participant dial-in number is (800) 715-9871
An archive of the webcast will be available on Healthpeak’s website through February 2, 2027, and a telephonic replay can be accessed through February 10, 2026, by dialing (800) 770-2030 and entering conference ID number 95156.
ABOUT HEALTHPEAK
Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns, operates, and develops high-quality real estate focused on healthcare discovery and delivery.
FORWARD-LOOKING STATEMENTS
Statements contained in this release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to the proposed Janus Living IPO or current, pending or contemplated acquisitions, dispositions, developments, redevelopments, joint venture transactions, leasing activity and commitments, financing activities, or other transactions discussed in this release; (ii) the payment of a monthly cash dividend; and (iii) the information presented under the heading "2026 Guidance Information." Pending acquisitions, dispositions, joint venture transactions, leasing activity, and financing activity, including those subject to binding agreements, remain subject to closing conditions and may not be completed within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: changes to regulatory, funding, staffing, trade, and other policies and actions by the U.S. political administration; macroeconomic trends that may increase borrowing, construction, labor and other operating costs; changes within the life science industry, and significant regulation, funding requirements, and uncertainty faced by our lab tenants; factors adversely affecting our tenants’, operators’, or borrowers’ ability to meet their financial and other contractual obligations to us; the insolvency or bankruptcy of one or more of our major tenants, operators, or borrowers; our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in that specific sector than if we invested across multiple sectors; the illiquidity of real estate investments; our ability to identify and secure new or replacement tenants and operators; our property development, redevelopment, and tenant improvement risks, which can render a project less profitable or unprofitable and delay or prevent its undertaking or completion; the ability of the hospitals on whose campuses our outpatient medical buildings are located and their affiliated healthcare systems to remain competitive or financially viable; operational risks associated with our senior housing properties managed by third parties, including our properties operated through structures permitted by the Housing and Economic Recovery Act of 2008, which includes most of the provisions previously proposed in the REIT Investment Diversification and Empowerment Act of 2007 (commonly referred to as “RIDEA”); the failure of our tenants, operators, and borrowers to comply with federal, state, and local laws and regulations, including resident health and safety requirements, as well as licensure, certification, and inspection requirements; required regulatory approvals to transfer our senior housing properties; compliance with the Americans with Disabilities Act and fire, safety, and other regulations; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; economic conditions, natural disasters, weather, and other conditions that negatively affect geographic areas where we have concentrated investments; uninsured or underinsured losses, which could result in a significant loss of capital invested in a property, lower than expected future revenues, and unanticipated expenses; our use of joint ventures may limit our returns on and our flexibility with jointly owned investments; our use of rent escalators or contingent rent provisions in our leases; competition for suitable healthcare properties to grow our investment portfolio; our ability to exercise rights on collateral securing our real estate-related loans; any requirement that we recognize reserves, allowances, credit losses, or impairment charges; investment of substantial resources and time in transactions that are not consummated; our ability to successfully integrate and/or operate acquisitions or internalize property management; the potential impact of unfavorable resolution of litigation or disputes and resulting rising liability and insurance costs; environmental compliance costs and liabilities associated with our real estate investments; environmental, social and governance and sustainability commitments and changing requirements, as well as stakeholder expectations; epidemics, pandemics, or other infectious diseases, and health and safety measures intended to reduce their spread; our past participation in the Coronavirus Aid, Relief, and Economic Security Act Provider Relief Fund and other Covid-related stimulus and relief programs; laws or regulations prohibiting eviction of our tenants; human capital risks, including the loss or limited availability of our key personnel; our reliance on information technology and any material failure, inadequacy, interruption, or security failure of that technology; the use of, or inability to use, artificial intelligence by us, our tenants, our vendors, and our investors; volatility, disruption, or uncertainty in the financial markets; increased interest rates and borrowing costs, which could impact our ability to refinance existing debt, sell properties, and conduct investment activities; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; the availability of external capital on acceptable terms or at all; an increase in our level of indebtedness; covenants in our debt instruments, which may limit our operational flexibility, and breaches of these covenants; volatility in the market price and trading volume of our common stock; adverse changes in our credit ratings; the pending initial public offering of Janus Living may not be completed on the currently contemplated timeline or terms, or at all, and may not achieve the intended benefits; our economic exposure to shifts in the price of Janus Living common stock and our ability to control the assets and activities of Janus Living; potential conflicts of interest in our relationship with Janus Living; our ability to maintain our qualification as a real estate investment trust (“REIT”); our taxable REIT subsidiaries being subject to corporate level tax; tax imposed on any net income from “prohibited transactions”; changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; tax protection agreements that may limit our ability to dispose of certain properties and may require us to maintain certain debt levels; ownership limits in our charter that restrict ownership in our stock, and provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; conflicts of interest between the interests of our stockholders and the interests of holders of Healthpeak OP, LLC (“Healthpeak OP”) common units; provisions in the operating agreement of Healthpeak OP and other agreements that may delay or prevent unsolicited acquisitions and other transactions; our status as a holding company of Healthpeak OP; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings.
Moreover, other risks and uncertainties of which we are not currently aware may also affect our forward-looking statements, and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by us on our website or otherwise. We do not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.
CONTACT
Andrew Johns, CFA
Senior Vice President – Finance and Investor Relations
720-428-5400

Healthpeak Properties, Inc.
Consolidated Balance Sheets
In thousands, except share and per share data

	December 31, 2025	December 31, 2024
Assets
Real estate:
Buildings and improvements	$16,593,535	$16,115,283
Development costs and construction in progress	1,010,657	880,393
Land and improvements	3,007,346	2,918,758
Accumulated depreciation	(4,512,443)	(4,083,030)
Net real estate	16,099,095	15,831,404
Loans receivable, net of reserves of $11,345 and $10,499	606,020	655,917
Investments in unconsolidated joint ventures	802,601	936,814
Accounts receivable, net of allowance of $2,018 and $2,243	78,327	76,810
Cash and cash equivalents	467,457	119,818
Restricted cash	70,245	64,487
Intangible assets	654,516	817,254
Assets held for sale	80,621	7,840
Right-of-use asset	412,198	424,173
Deferred tax assets	111,248	115,258
Goodwill	68,529	68,529
Other assets	885,161	819,951
Total assets	$20,336,018	$19,938,255

Liabilities and Equity
Bank line of credit and commercial paper	$1,078,850	$150,000
Term loans	1,647,113	1,646,043
Senior unsecured notes	6,772,722	6,563,256
Mortgage debt	349,209	356,750
Intangible liabilities	173,697	191,884
Liabilities related to assets held for sale	11,900	—
Lease liability	296,260	307,220
Accounts payable, accrued liabilities, and other liabilities	718,509	725,342
Deferred revenue	985,307	940,136
Total liabilities	12,033,567	10,880,631

Commitments and contingencies

Redeemable noncontrolling interests	159,581	2,610

Common stock, $1.00 par value: 1,500,000,000 shares authorized; 695,036,731 and 699,485,139 shares issued and outstanding	695,037	699,485
Additional paid-in capital	12,767,914	12,847,252
Cumulative dividends in excess of earnings	(5,952,920)	(5,174,279)
Accumulated other comprehensive income (loss)	(9,937)	28,818
Total stockholders’ equity	7,500,094	8,401,276

Joint venture partners	295,455	315,821
Non-managing member unitholders	347,321	337,917
Total noncontrolling interests	642,776	653,738

Total equity	8,142,870	9,055,014

Total liabilities and equity	$20,336,018	$19,938,255

Healthpeak Properties, Inc.
Consolidated Statements of Operations
In thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues:
Rental and related revenues	$549,029	$535,131	$2,156,743	$2,087,196
Resident fees and services	155,749	145,963	603,989	568,475
Interest income and other	14,624	16,894	61,780	44,778
Total revenues	719,402	697,988	2,822,512	2,700,449

Costs and expenses:
Operating	287,853	277,026	1,129,099	1,074,861
Depreciation and amortization	262,086	274,469	1,058,865	1,057,205
Interest expense	80,638	70,508	305,178	280,430
General and administrative	23,627	23,929	90,416	97,162
Transaction and merger-related costs	7,351	10,572	25,520	132,685
Impairments and loan loss reserves (recoveries), net	(776)	11,632	(893)	22,978
Total costs and expenses	660,779	668,136	2,608,185	2,665,321
Other income (expense):
Gain (loss) on sales of real estate, net	56,352	(8,929)	69,488	178,695
Other income (expense), net	10,137	(24,157)	479	59,345
Total other income (expense), net	66,489	(33,086)	69,967	238,040

Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	125,112	(3,234)	284,294	273,168
Income tax benefit (expense)	(6,027)	14,014	(9,283)	(4,350)
Equity income (loss) from unconsolidated joint ventures	2,707	(108)	(173,984)	(1,515)
Net income (loss)	121,792	10,672	101,027	267,303
Noncontrolling interests’ share in earnings	(7,824)	(6,125)	(29,680)	(24,161)
Net income (loss) attributable to Healthpeak Properties, Inc.	113,968	4,547	71,347	243,142
Participating securities’ share in earnings	(120)	(147)	(834)	(758)
Net income (loss) applicable to common shares	$113,848	$4,400	$70,513	$242,384

Earnings (loss) per common share:
Basic	$0.16	$0.01	$0.10	$0.36
Diluted	$0.16	$0.01	$0.10	$0.36
Weighted average shares outstanding:
Basic	694,976	699,457	696,026	675,680
Diluted	694,985	699,596	696,044	676,233

Healthpeak Properties, Inc.
Funds From Operations
 In thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Net income (loss) applicable to common shares	$113,848	$4,400	$70,513	$242,384
Real estate related depreciation and amortization	262,086	274,469	1,058,865	1,057,205
Healthpeak’s share of real estate related depreciation and amortization from unconsolidated joint ventures	12,806	12,441	50,110	44,961
Noncontrolling interests’ share of real estate related depreciation and amortization	(3,824)	(4,622)	(16,511)	(18,328)
Loss (gain) on sales of depreciable real estate, net	(56,352)	8,929	(69,488)	(178,695)
Loss (gain) upon change of control, net	—	—	—	(77,548)
Taxes associated with real estate dispositions	—	(1,879)	(335)	9,633
Impairments (recoveries) of real estate, net(1)	—	13,118	175,827	13,118
Nareit FFO applicable to common shares	328,564	306,856	1,268,981	1,092,730
Distributions on dilutive convertible units and other	4,541	4,540	18,211	16,211
Diluted Nareit FFO applicable to common shares	$333,105	$311,396	$1,287,192	$1,108,941
Diluted Nareit FFO per common share	$0.47	$0.44	$1.81	$1.61
Weighted average shares outstanding - Diluted Nareit FFO	709,412	714,648	710,509	689,638
Impact of adjustments to Nareit FFO:
Transaction, merger, and restructuring-related costs(2)	$7,351	$6,181	$25,520	$115,105
Other impairments (recoveries) and other losses (gains), net(3)	(776)	(2,360)	(651)	9,381
Casualty-related charges (recoveries), net	(7,968)	25,260	(1,594)	25,848
Recognition (reversal) of valuation allowance on deferred tax assets	—	(11,196)	—	(11,196)
Total adjustments	(1,393)	17,885	23,275	139,138
FFO as Adjusted applicable to common shares	327,171	324,741	1,292,256	1,231,868
Distributions on dilutive convertible units and other	4,542	4,523	18,192	16,061
Diluted FFO as Adjusted applicable to common shares	$331,713	$329,264	$1,310,448	$1,247,929
Diluted FFO as Adjusted per common share	$0.47	$0.46	$1.84	$1.81
Weighted average shares outstanding - Diluted FFO as Adjusted	709,412	714,648	710,509	689,638
_______________________________________
(1)The year ended December 31, 2025 includes other-than-temporary impairment charges on certain unconsolidated real estate joint ventures, which are recognized in equity income (loss) from unconsolidated joint ventures in the Consolidated Statements of Operations.
(2)The three months and year ended December 31, 2025 include costs related to the merger, which are primarily comprised of advisory, legal, accounting, tax, information technology, post-combination severance and stock compensation expense, and other costs of combining operations with Physicians Realty Trust that were incurred during the year then ended. The year ended December 31, 2025 also includes costs incurred related to the formation and planned initial public offering of Janus Living and investment pursuit costs.
(3)The three months and year ended December 31, 2025 include reserves and (recoveries) for expected loan losses recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.

Healthpeak Properties, Inc.
Adjusted Funds From Operations
In thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
FFO as Adjusted applicable to common shares	$327,171	$324,741	$1,292,256	$1,231,868
Stock-based compensation amortization expense	4,000	3,608	14,410	15,543
Amortization of deferred financing costs and debt discounts (premiums)	8,199	9,727	31,907	28,974
Straight-line rents	(8,355)	(8,385)	(39,190)	(41,276)
AFFO capital expenditures	(57,825)	(39,040)	(133,951)	(115,784)
Life plan community entrance fees	17,355	23,148	53,805	53,697
Deferred income taxes	2,739	3,846	7,728	6,176
Amortization of above (below) market lease intangibles, net	(8,345)	(7,430)	(36,747)	(30,755)
Other AFFO adjustments	(5,349)	(2,832)	(6,650)	(7,778)
AFFO applicable to common shares	279,590	307,383	1,183,568	1,140,665
Distributions on dilutive convertible units and other	4,540	4,540	18,210	16,211
Diluted AFFO applicable to common shares	$284,130	$311,923	$1,201,778	$1,156,876
Diluted AFFO per common share	$0.40	$0.44	$1.69	$1.68
Weighted average shares outstanding - Diluted AFFO	709,412	714,648	710,509	689,638